                                                                    Exhibit 10.9
                                                                    ------------

                      AGREEMENT RE SETTLEMENT OF LAWSUIT,
               CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES
               --------------------------------------------------


     This Agreement Re Settlement of Lawsuit, Conveyance of Assets and Assumption of Liabilities (the "Agreement"), entered into as of August 28, 1995 is made by and among DepoMed Systems, Inc. ("DSI"), a California corporation, DepoMed, Inc. ("DI"), a California corporation, Dr. John W. Shell ("Shell"), and M6 Pharmaceuticals, Inc. ("M6"), a Delaware corporation (collectively, the "Parties").

                                    RECITALS
                                    --------

     A. On or about March 29, 1994, DSI and M6 executed an Agreement and Plan of Merger Between M6 Pharmaceuticals, Inc. and DepoMed Systems, Inc. (the "Merger Agreement"), providing for the merger of DSI into M6. A Certificate of Merger was filed with the California Secretary of State on or about July 26, 1994, merging DSI into M6, the surviving corporation.

     B. On or about July 17, 1995, DSI and Shell instituted an action against M6 and David Blech in the United States District Court for the Northern District of California, DepoMed Systems, Inc., et al. v. M6 Pharmaceuticals, Inc., No.
               ---------------------------------------------------------
C95 2574 VRW (the "Action"), asserting claims for specific performance, rescission and damages relating to the merger and related events.

     C. The Parties now desire to enter into a definitive agreement in settlement of all claims and disputes between M6, on the one hand, and DSI and Shell, on the other hand.

                                   AGREEMENT
                                   ---------

     In consideration of the mutual covenants, agreements and representations contained in this Agreement, constituting mutual, valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

     1.   Definitions.  As used in this Agreement the following terms shall have
          -----------
the following meanings:

          A.   "Acquired Assets" is as defined in Paragraph 3.

          B.   "Assumed Liabilities" is as defined in Paragraph 4.

          C. "Closing Date" means the date upon which DI acknowledges receipt of all documentation and assets necessary to effect fully the transfers contemplated by this Agreement, and on which DI executes the Closing Statement, in the form attached hereto as Schedule 1.1, acknowledging such receipt of assets and documentation; in no event shall the Closing Date be later than August 31, 1995.

          D.   "Closing Statement" is as defined in Subparagraph 1.C.

          E. "DepoMed Business" means the research, development, marketing, production and sales of oral drug delivery systems and technology developed by or under the direction of Dr. John W. Shell.

          F. "Furniture, Fixtures and Equipment" is as defined in Subparagraph 3.C.

     2.   Releases.
          --------

          A. Effective as of the Closing Date, Shell, DI and DSI fully and forever release M6, Dr. Dennis Hruby, and M6's officers, directors and employees of and from any and all claims, demands, duties, obligations, liabilities and causes of action, relating in any way to claims asserted in the Action or otherwise relating to the Merger Agreement, excepting those obligations created by this Agreement. Notwithstanding anything to the contrary contained herein, this Agreement shall not release or otherwise affect in any way the claims or rights of Shell, DI and DSI, or any of them, against Mr. David Blech.

          B. Effective as of the Closing Date, M6 fully and forever releases, Shell, DSI and DI and their respective past and present officers, directors and employees, of and from any and all claims, demands, duties, obligations, liabilities and causes of action relating in any way to claims asserted in the Action or otherwise relating to the Merger Agreement, excepting those obligations created by this Agreement.

          C. The releases contained in this Paragraph 2 are intended to cover all existing or prior claims or possible claims relating to the specified subjects, as between the specified parties, whether the same are known, unknown, or hereafter discovered or ascertained. Each of the Parties acknowledge that such Party is familiar with the provisions of Section 1542 of the California Civil Code, which provides as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Each of the Parties expressly, knowingly and intentionally waives and relinquishes any and all rights which it or he has under the provisions of
Section 1542, as well as any other similar statute or common law principle.

          D. DI agrees to indemnify the present officers and directors of M6 against any claims brought by current or former DSI shareholders arising from the execution of this Agreement. Notwithstanding anything else to the contrary contained herein, nothing in this Paragraph or in this Agreement shall provide for any indemnity for Mr. David Blech.

     3.   Conveyance of Assets.  M6 hereby agrees to cause to be conveyed,
          --------------------
transferred, assigned and delivered and hereby does convey, transfer, assign and deliver to DI all assets and all rights, properties, interests, title and claims in and to the assets of M6 used in connection with or derived from the DepoMed Business; all assets and all rights, properties, interests, title and claims in and to the assets previously belonging to DSI that became the property of M6 by virtue of the Merger Agreement, including, without limitation, all assets and all rights, properties, interests, title and claims in and to those assets described in Subparagraphs 3.A through 3.L below. The Assets described in this Paragraph 3 are sometimes collectively referred to as the "Acquired Assets."

          A.   All U.S. patents and patent applications listed and identified on
Schedule 3.1 hereto, and any foreign counterpart thereof, and all patents, patent applications and unpatented inventions of which Shell is named as either inventory or co-inventor, together with the right to sue for past infringement thereof. M6 further agrees to execute, have notarized and deliver to Shell prior to the Closing Date, the Patent Assignment attached hereto as Schedule 3.2.

          B. All trade secrets and proprietary rights and knowledge of any kind related to or used in connection with the DepoMed Business.

          C. All furniture, fixtures, supplies and equipment (including, without limitation, computer equipment, computer hardware and software, leasehold improvements, cabinets, telephones, facsimile equipment, laboratory equipment, laboratory supplies and materials) and all other physical assets located on the premises at 1170 B Chess Drive, Foster City, California 94404 (collectively,"Furniture, Fixtures and Equipment").

          D. All of the lessee's interest under the lease of the premises at 1170 B Chess Drive, Foster City, California 94404.

          E. All rights to sue, choses in action and claims relating to the DepoMed Business.

          F. All rights and incidents of interest of M6 in and to all technical documentation used in the DepoMed Business, including, without limitation, know-how, discoveries, formulae, production outlines, product designs, drawings, technical data, computerized data and information, computer software and databases, material specifications, purchasing specifications, invention records, research records, labor records, manufacturing information, processes and techniques, testing, inspection and quality control processes and techniques, equipment lists and other intellectual property; and copies of the invention file records on the patents, patent applications and inventions referred to in Subparagraph 3.A, and any file records on the trademarks referred to in Subparagraph 3.J.

          G. All business plans, sales and promotional literature, contact and customer lists, reports and other records relating to compliance with laws and regulations, state and federal income tax filings, written instructions, manuals, data, procedures and other records, relating to or used in the DepoMed Business.

          H. Copies of all employment history records, employment contracts and other employee records (including without limitation, records reflecting salary deductions and filings made with the State of California Employment Development Department) for those employees of DSI and/or M6 who have worked in California and whose duties have pertained to the DepoMed Business. M6 also agrees to provide information and assistance to former M6 employees (whose duties have pertained to the DepoMed Business) in terminating and/or transferring funds from such employees' M6 401(k) plans.

          I. The goodwill and value of the DepoMed Business as a going concern.

          J. All common law, statutory law, or contractual rights in the trademarks and trade names used in the DepoMed Business, including such rights to DEPOMED, DEPOMED SYSTEMS, INC. and DEPOMED, INC., and all rights to sue for past infringements thereof.

          K. All other intangible rights and assets (including, without limitation, all rights to receive mail and other communications directed to M6 and related to the DepoMed Business and all post office boxes and telephone listing related to the DepoMed Business) relating to the DepoMed Business. M6 shall promptly forward to DI all mail, telephone and fax messages and other communications received by M6 which are related to the DepoMed Business.

          L. All documentation and agreements necessary to implement the transfers set forth in this Agreement, including without limitation, documents for submission to or filing with the Patent and Trademark Office. M6 agrees to cooperate reasonably after the Closing Date to provide such documentation and agreements.

     4.   Assumed Liabilities.  Subject to the terms and conditions set forth
          -------------------
herein, effective as of the Closing Date, DI fully assumes and agrees to pay, perform and discharge when due only those debts, obligations, responsibilities, contracts and liabilities which are specifically described in this Paragraph 4 (collectively, the "Assumed Liabilities"). The Assumed Liabilities shall include only the following liabilities, responsibilities and obligations:

          A. All promissory notes (including interest thereon) executed in favor of, and all other debt owed to, Shell, Julian N. Stern and Julian N. Stern, a Professional Corporation.

          B. All promissory notes executed in favor of, and debt owed to, McNeil Consumer Products Co.

          C. All of the lessee's unpaid obligations under the lease of the premises at 1170 B Chess Drive, Foster City, California 94404.

          D. All unpaid lease or purchase obligations for the Furniture, Fixtures and Equipment.

          E. All obligations arising under the Employment Agreement, Exhibit "C" to the Merger Agreement, by and between M6 and Shell and under the Employment Agreement of Edward Brennan and all other salary and related interest obligations to Shell.

          F. Any trade payable invoices received by Shell or DSI on or after July 1, 1995 and not forwarded to M6.

          G. For the period commencing October 15, 1994, any unpaid salary, or vacation accrual obligations as of October 15, 1994, for California employees of the DepoMed Business.

          H. For the period commencing July 1, 1995, taxes or assessments due with respect to salaries or wages paid to employees of the DepoMed Business.

          I. Any obligations relating to the operations of the DepoMed Business, entered into by Shell on or after July 1, 1995 through the Closing Date, without the knowledge of M6.

          J. Any obligations arising from the operations of the DepoMed Business prior to March 29, 1994.

          K. All obligations arising from the operations of the DepoMed Business after the Closing Date.

          L. Those specific trade payables related to the DepoMed Business set forth on Schedule 4.1 hereto.

With the exception of those liabilities and obligations specifically assumed by DI pursuant to this Paragraph 4, DI shall not assume or be obligated for any of the liabilities or obligations of M6 or its officers, directors or employees, of any kind whatsoever, direct or indirect, known or unknown, absolute or contingent, matured or unmatured, whether or not incurred in connection with or related to the DepoMed Business or otherwise.

     5.   M6 Stock and Stock Options.  DI shall secure, within sixty (60) days
          --------------------------
after the Closing Date, for submission to M6 for cancellation, certificates representing all shares of M6 stock (duly endorsed for transfer or accompanied by duly executed stock powers) issued to the shareholders of DSI as the result of the merger of DSI and M6. DSI shall secure and deliver to M6 within sixty
(60) days after the Closing Date, from the holders of any options to acquire stock of M6 issued to former option holders of DSI as the result of such merger, the agreement of such holders that any such options still outstanding shall be canceled without payment of additional consideration by M6. To the extent that DI is unable to secure the cancellation of any such M6 stock or stock options, DI shall, as an alternative, indemnify M6 for the cash value of such stock or stock options.

     6.   Dismissal.  Concurrently herewith the Parties are executing a
          ---------
Stipulation and Order for Dismissal With Prejudice of M6 Pharmaceuticals, in the form attached hereto as Schedule 6.1. Within five business days following the Closing Date, attorneys for Shell shall file said Stipulation and Order in the Action.

     7.   Closing.  The Closing Date shall be on or before August 31, 1995.
          -------

     8.   No Third Party Rights.  Any assumption by DI of any  liabilities shall
          ---------------------
not in any way or at any time create any third party beneficiary rights for or on behalf of any persons or entities other than the Parties to this Agreement and the persons specifically released hereunder.

     9.   Interpretation of the Agreement.  This Agreement is the product of
          -------------------------------
negotiation by and among the Parties and their respective counsel. The Agreement shall be interpreted and construed naturally as to all Parties, without any party being deemed the drafter of the Agreement.

     10.  Entire Agreement.  This Agreement contains the entire agreement
          ----------------
between the Parties pertaining to the subject matter contained in it and supersedes any prior and/or contemporaneous oral or written negotiations, agreements, representations and understandings of the Parties. Each Party represents that it has not relied on any inducement, statement, promise or representation other than those contained in the Agreement. This Agreement may not be changed or amended except in writing, executed by all Parties.

     11.  Governing Law.  This Agreement shall be construed, interpreted and
          -------------
enforced in accordance with and governed by the laws of the State of California, without reference to conflicts of law principles. Any dispute arising from or relating to this Agreement shall be subject to California law and the exclusive jurisdiction and venue of the state or federal courts of Santa Clara County or San Francisco County, California.

     12.  Attorneys' Fees.  Each Party to this Agreement shall bear its own
          ---------------
attorneys' fees and costs in connection with the Action and the negotiation and drafting of this Agreement. The Parties further agree that if legal or equitable action is brought by any Party against another Party to enforce any of the provisions of this Agreement, the prevailing party in such action will be entitled to recover from the opposing party, his or its costs, including attorneys' fees, of such legal action.

     13.  Warranty of Authorized Signatures.  By execution of this Agreement,
          ---------------------------------
each person signing on behalf of an entity warrants that the consent of all persons or entities whatsoever necessary for the execution of the Agreement has been obtained.

     14.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the Parties.

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first set forth above.

                               M6 PHARMACEUTICALS, INC.



                               By:    /s/ David de Weese
                                     -------------------
                                     David de Weese,
                                     its President and CEO


                               DEPOMED SYSTEMS, INC.



                               By:    /s/ John W. Shell
                                     ------------------
                                     John W. Shell,
                                     its President and CEO

                               JOHN W. SHELL



                                /s/ John W. Shell
                               ------------------

                               DEPOMED, INC.



                               By:    /s/ John W. Shell
                                     ------------------
                                     John W. Shell,
                                     its President and CEO

                         CLOSING STATEMENT                          Schedule 1.1
                         -----------------

     DEPOMED, INC. hereby acknowledges receipt of all documentation and assets necessary to effect the transfers to it contemplated by the Agreement Re Settlement of Lawsuit, Conveyance of Assets and Assumption of Liabilities, dated August ___, 1995.


Dated: ________________             DEPOMED, INC.



                                    By: __________________________

                                    Its: _________________________

                                 SCHEDULE 1.1

                                                                    Schedule 3.1
                        PATENTS AND PATENT APPLICATIONS
                        -------------------------------


United States
-------------

     Patent 5,007,790
          Sustained-Release Oral Drug Dosage Form
     Continuation-in-part of application USSN 07/858,320
     originally filed March 5, 1992
          Alkyl-Substituted Cellulose-Based-Sustained-Release Oral Drug Dosage Form


Europe
------

     Serial Number 90906689.6-2214
          Sustained-Release Oral Drug Dosage Form
     Application Serial Number 93/02420
          Corresponds to C-I-P of patent application USSN 07/858,320 Filing Date: 17 March 1993

                                 SCHEDULE 3.1

                                                                    Schedule 3.2
                               PATENT ASSIGNMENT
                               -----------------

     WHEREAS, M6 Pharmaceuticals, Inc. (Assignor) of 599 Lexington Avenue, 23rd Floor, New York, NY 10022 (address), a corporation of the state of Delaware, is the owner by assignment of the following patent properties:

       No.                Dated                  Titled
       ---                -----                  ------
USSN 08/316,265      Filed Sept. 30,   Alkyl-Substituted
                     1994              Cellulose-Based Sustained-
                                       Release Oral Drug Dosage
                                       Forms

USSN 08/453,144      Filed May 30,     Alkyl-Substituted
                     1995              Cellulose-Based Sustained-
                                       Release Oral Drug Dosage
                                       Forms

     WHEREAS, DepoMed, Inc. (Assignee) of 1170 B Chess Drive, Foster City, CA 94404 (address), a corporation of the state of California, wishes to purchase all rights to and under the patent.

     NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby assigns all its right, title and interest in said patent properties to Assignee for the entire term of the patent(s) and any reissues, reexaminations or extensions thereof.

Date:  Aug. 28, 1995            /s/ David de Weese
                               -------------------
                              Name:      David H. DeWeese
                              Title:     President & CEO

STATE OF NEW YORK        )
                         )    ss.
COUNTY OF                )

     On August 28, 1995, before me,     Norman H. Henderson   , personally
                                    --------------------------
appeared    David H. de Weese   , personally known to me (or proved to me on the
         -----------------------
basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                                /s/ Norman H. Henderson
                               ------------------------
                              Notary Public
                              My commission expires:   11/29/95
                                                      ---------

                                 SCHEDULE 3.2

                                                                    Schedule 4.1
DEPOMED SYSTEMS TRADE/OTHER PAYABLES/ACCRUALS
ON BOOKS OF M6 AT JUNE 30, 1995 AND STILL OUTSTANDING *
(EXCLUDING ALL LEASES)

=============================================================================================
                                                              Invoice    Invoice     Invoice
Vendor                                                          No.       Date        Amount
=============================================================================================

Alron Heating & Air conditioning                                 53236     1/4/95      158.46
Altair Gases & Equipment                                        144919    8/19/95       60.00
Anza Building Maintenance                                         3192    9/23/94      160.00
Anza Building Maintenance                                        11048   10/24/94      160.00
Anza Building Maintenance                                        11065   11/23/94      750.00
Anza Building Maintenance                                        11082   12/24/94      160.00
Anza Building Maintenance                                        11111    1/22/95      185.00
Anza Building Maintenance                                        11133    2/21/95      190.00
Anza Building Maintenance                                        11127    3/22/95      160.00
Anza Building Maintenance                                        11164    4/24/95      160.00
Aqualon Company                                                 893889    2/20/95      270.25
Barlocker Insurance (10/15/93-94)                                22088   10/31/94    1,283.00
California Chamber of Commerce                                 B181162    9/18/94      234.41
California Security                                            130041,    5/28/95       60.00
                                                                13081
Clement Communications                                       A-7012343   10/24/94       35.47
CRC Press                                                    85813-009    9/12/94      274.07
Employment Development Dept.                                              12/5/94       42.46
Gerboth Fire & Extin.                                                     4/28/95       39.50
Heller, Ehrman, White & McAuliffe                                                    3,082.21
Roy Kuramoto                                                              10/4/94      750.00
Roy Kuramoto                                                               1/5/95      750.00
Roy Kuramoto                                                               4/3/95    1,437.50
M.J. Murphy & Associates                                                  9/30/94    1,000.00
Pacific Bell                                                              4/23/95      142.03
pacific Bell                                                              5/23/95      141.90
Martha A. Reitman, MD                                                     9/16/94    2,000.00
San Mateo Environmental Health                                             9/1/94      129.00
Standard Insurance                                                        9/21/94      101.70
---------------------------------------------------------------------------------------------

                                 SCHEDULE 4.1

=============================================================================================
                                                              Invoice    Invoice     Invoice
Vendor                                                          No.       Date        Amount
=============================================================================================
Standard Insurance                                                       10/24/94      101.70
Standard Insurance                                                       11/24/94      101.70
Standard Insurance                                                       12/22/94      101.70
Townsend & Townsend                                                       5/10/95   25,725.87
University of Arizona                                                     9/16/94   12,000.00
VWR Scientific                                                19415350    9/22/94       14.75
VWR Scientific                                                19415340    9/22/94      585.00
VWR Scientific                                                20379220   10/13/94       31.06
VWR Scientific                                                19415330   10/25/94    1,458.13
John W. Shell Expenses                                                     5/2/95      437.57
---------------------------------------------------------------------------------------------
Total Invoices Rec'd by 6/30/96                                                     53,844.44
=============================================================================================
* Still outstanding as far as we know.

                                 SCHEDULE 4.1

                                                                    Schedule 6.1

Robert B. Hawk (California Bar #118054)
Edith L. Morris (California Bar #176979)
HELLER, EHRMAN, WHITE & MCAULIFFE
525 University Avenue, Suite 1100
Palo ALto, California 94301
(415) 324-7000


Attorneys for Plantiffs
DEPOMED SYSTEMS, INC.
and JOHN W. SHELL


                          UNITED STATES DISTRICT COURT

                        NORTHERN DISTRICT OF CALIFORNIA


DEPOMED SYSTEMS, INC., a       )   Case No. C95-2574 VRW
California Corporation; JOHN      )   NOTICE OF DISMISSAL OF
W. SHELL,                      )   M6 PHARMACEUTICALS, INC.,
                               )   PURSUANT TO FED. R. CIV.
                               )   PROC. 41(a)(1)
                                   ---------------------------------------
          Plaintiffs,          )
                               )
v.                             )
                               )
M6 PHARMACEUTICALS, INC.,         )
a Delaware corporations;       )
DAVID BLECH,                   )
                               )
          Defendants           )
______________________________ )

     Pursuant to Federal Rule of Civil Procedure 41(a)(1), plaintiffs DEPOMED SYSTEMS, INC. and JOHN W. SHELL hereby dismiss defandant M6 PHARMACEUTICALS, INC., with prejudice, from this action.


DATED:   August __, 1995 HELLER, EHRMAN, WHITE & MCAULIFFE


                         By: ______________________________
                              Robert B. Hawk
                         Attorneys for Plaintiffs DEPOMED
                         SYSTEMS, INC. and JOHN W. SHELL

                                 SCHEDULE 4.1